EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated March 25, 2003,  accompanying  the  consolidated financial  statements  included in the Annual Report of SL Industries,  Inc. and its  subsidiaries  on Form 10-K for the year ended  December 31, 2002. We hereby consent to the  incorporation  by reference  of said report in the  Registration
Statements of SL Industries,  Inc. and its  subsidiaries  on Forms S-8 (File No.
033-53274,  effective June 18, 1996, File No. 333-00269,  effective  February 6,
1996,  File No.  033-63681,  effective  November  13, 1995;  File No.  33-65446, effective January 16, 1996 and File No. 333-73407, effective March 5, 1995).

GRANT THORNTON LLP

New York, New York
March 25, 2003